Exhibit 10.2 PINNACLE FINANCIAL PARTNERS, INC. January 14, 2026 Harold R. Carpenter (at the address on file with the Company) Dear Harold: This letter agreement (this “Letter Agreement”) memorializes our recent discussions concerning your agreement not to compete with Pinnacle Financial Partners, Inc., a Georgia corporation (the “Company”). 1. Restrictive Covenants A. Noncompetition During the Restricted Period, you will not, without the prior written consent of the Company, in the Restricted Territory, on your own behalf, or on behalf of any other person: (i) assist or have an interest in (whether or not such interest is active), whether as partner, investor, advisor, stockholder, officer, director or as any type of principal whatsoever, any person, firm, partnership, association, corporation or business organization, entity or enterprise that is or is about to become directly or indirectly engaged in any business or activity (whether such enterprise is in operation or in the planning or development stage) that competes in any manner with the Business; provided, that you will be permitted to make passive investments in the stock of any mutual company or publicly traded business (including a competitive business), as long as the stock investment in any competitive business does not rise above 3% of the outstanding shares of such business; or (ii) enter into the employment of or act as an independent contractor, director or agent for or advisor or consultant to, any person, firm, partnership, association, corporation, business organization, entity or enterprise that is or is about to become directly or indirectly engaged in any business or activity (whether such enterprise is in operation or in the planning or development stage) that competes in any manner with the Business, or is a governmental regulator agency of the Business. B. Nonsolicitation During the Restricted Period, you will not, directly or indirectly, on your own behalf or on behalf of any other party: (i) induce, encourage, or attempt to induce or encourage any Customer to purchase or accept products or services that are similar to or competitive with those offered by the Company or its affiliates from any person or entity (other than the Company or its affiliates) engaging in the Business; (ii) induce, encourage, or attempt to induce or encourage any Customer to reduce, limit, or cancel its business with the Company or its affiliates; or

2 (iii) solicit, induce, or attempt to solicit or induce any Company Employee to terminate employment with the Company or its affiliates. C. Cooperation During the Restricted Period, you agree to thoroughly and dutifully cooperate with, and provide assistance to, the Company and its affiliates, as reasonably requested by the Company, which cooperation and assistance will include but is not limited to providing advice as reasonably requested by the Company and facilitating an orderly transition of your duties and responsibilities to such other persons as the Company will designate. You acknowledge and agree that you will receive no additional compensation for the time spent assisting the Company pursuant to this Section 1(B) other than the compensation and benefits provided for in this Letter Agreement. D. Definitions As used in this Section 1, the following terms have the meanings given to such terms below. “Business” means the business(es) in which the Company (including its predecessors Synovus Financial Corp., a Georgia corporation, and Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Predecessors”)) and its affiliates (including affiliates of the Predecessors) were engaged as of the January 1, 2026. “Company Employee” means any person who is or was an employee of the Company (including the Predecessors) and its affiliates (including affiliates of the Predecessors) during the course of your provision of services to the Company (including the Predecessors) and its affiliates (including affiliates of the Predecessors). “Customer” means any person or entity who is or was a customer, supplier or client of the Company (including the Predecessors) or its affiliates (including affiliates of the Predecessors) with whom you had any contact or association for any reason and with whom you had dealings on behalf of the Company (including the Predecessors) or its affiliates (including affiliates of the Predecessors) in the course of your provision of services to the Company (including the Predecessors) and its affiliates (including affiliates of the Predecessors). “Restricted Period” means the period commencing on January 1, 2026 and ending on January 1, 2027; provided, however, that this period will be tolled and will not run during any time you are in violation of Sections 1(A) or 1(B), it being the intent of the parties that the Restricted Period will be extended for any period of time in which you are in violation of Sections 1(A) or 1(B). “Restricted Territory” means any state, county, city or any other geographic region in which the Business operates during the Restricted Period. 2. Restrictive Covenant Payment You will be entitled to receive a cash payment in the aggregate amount of $2,000,000 in consideration of your continued compliance with the restrictive covenants set forth in Section 1(A) and 1(B) above (the “Restrictive Covenant Payment”). The Restrictive Covenant Payment will be paid to you in two (2) equal installments, less applicable tax

3 withholding, with the first installment to be paid on or soon as soon as reasonably practicable following the date of this Letter Agreement, and the second installment to be paid on or immediately after January 1, 2027. It is the intent of the parties that the Restrictive Covenant Payment will be exempt from or otherwise comply with the provisions of Section 409A, and each payment under this Letter Agreement will be treated as a separate payment for purposes of Section 409A. In no event may you, directly or indirectly, designate the calendar year of payment. The parties intend that the terms and provisions of this Letter Agreement will be interpreted and applied in a manner that satisfies the requirements and exemptions of Section 409A. 3. Remedies and Enforcement You acknowledge and agree that the Company will suffer irreparable harm in the event that you materially breach any of your obligations under Sections 1(A) or 1(B) of this Letter Agreement and that monetary damages would be inadequate to compensate the Company for such breach. The parties acknowledge that the potential restrictions on your future employment or services imposed by Sections 1(A) and 1(B) are reasonable in both duration and geographic scope and in all other respects. Accordingly, you agree that, in the event of a breach by you of any of your obligations under Sections 1(A) or 1(B) of this Letter Agreement, the Company will be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief, and expedited discovery for the purpose of seeking relief, in order to prevent or to restrain any such breach. The Company will be entitled to recover its costs incurred in connection with any action to enforce Sections 1(A) or 1(B) of this Letter Agreement, including reasonable attorneys’ fees and expenses. In addition to the foregoing remedies, you acknowledge and agree that, if the Company makes a good-faith determination that you have materially breached the non- competition covenant set forth in Section 1(A), then you will forfeit your right to receive any unpaid portion of the Restrictive Covenant Payment, and you will repay any portion of the Restrictive Covenant Payment paid to you in full and promptly (and no later than ten days) following receipt of written notice from the Company of its determination. Should any part or provision of this Letter Agreement be held invalid, void, or unenforceable in any court of competent jurisdiction, such invalidity, voidness, or unenforceability will not render invalid, void, or unenforceable any other part or provision of this Letter Agreement. The parties further agree that if any portion of this Letter Agreement is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, or other restrictions are deemed to be invalid or unreasonable in scope, the invalid or unreasonable terms will be replaced by terms that such court deems valid and enforceable and that come closest to expressing the intention of such invalid or unenforceable terms. In view of your importance to the Company, if you compete with the Company for some time after your employment, the Company will likely suffer significant harm. This Letter Agreement provides you with substantial additional benefits over your prior arrangements with the Company, including the substantial additional compensation referred to in Section 2. In return for the benefits you will receive from the Company, and in light of the potential harm you could cause the Company, you agree to the provisions of Section 1 and of this Section 3. 4. Miscellaneous This Letter Agreement will be governed and construed in accordance with the laws of the State of Georgia, without regard to conflict of laws principles thereof. This Letter

4 Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. This Letter Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, term sheets, promises, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of any party hereto in respect of such subject matter. Upon the expiration or other termination of this Letter Agreement, the respective rights and obligations of the parties hereto will survive such expiration or other termination to the extent necessary to carry out the intentions of the parties hereunder. Any notices given under this Letter Agreement (i) by the Company to you will be in writing and will be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to you at the address most recently on file with the Company as of the date of such notice or (ii) by you to the Company will be in writing and will be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the General Counsel of the Company at the Company’s corporate headquarters. The headings of this Letter Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Letter Agreement. This Letter Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by electronic transmission, including in portable document format (.pdf), shall be deemed as effective as delivery of an original executed counterpart of this Letter Agreement. [Signature Pages Follow]

[Signature Page to Letter Agreement] If this Letter Agreement correctly describes our understanding, please execute and deliver a counterpart of this signature page, which will become a binding agreement on our receipt. Sincerely, PINNACLE FINANCIAL PARTNERS, INC. By: /s/ Mary Maurice Young Name: Mary Maurice Young Title: Deputy General Counsel and Corporate Secretary

[Signature Page to Letter Agreement] Accepted and Agreed I hereby agree with and accept the terms and conditions of this Letter Agreement: /s/ Harold R. Carpenter Name: Harold R. Carpenter